SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:
|_| Preliminary proxy statement              |_| Confidential, for use of
|X| Definitive proxy statement                   the Commission only (as
                                                 permitted by Rule 149-6 (C)(2))

|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Presstek, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      Board of Directors of Presstek, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5)  Total fee paid:
     |_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
   |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3)  Filing party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

----------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051


                                                                  April 23, 1997


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Friday, May 30, 1997 at 11:00 A.M. at 55 Executive Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                    Cordially,


                                                    Robert Howard
                                                    Chairman of the Board

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 1997

                              --------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company") will be held on Friday, May 30, 1997, at 11:00 A.M. at 55 Executive Drive, Hudson, New Hampshire, 03051, for the following purposes:

     1. To elect seven (7) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 14, 1997 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

                                       By Order of the Board of Directors,

                                       Robert Howard
                                       Chairman of the Board

April  23, 1997

--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 PRESSTEK, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 1997


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PRESSTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 30, 1997 (the "Annual Meeting"), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 24, 1997.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                       8-9 Commercial Street
                       Hudson, New Hampshire 03051
                       Telephone No.: (603) 595-7000


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 15,449,771 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum is present if, as of the Record Date, the holders of at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum is present. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted in favor of the proposals contained herein. Proxies may be revoked as noted above.


                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, seven (7) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1998. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

    Name                             Age           Position
    ----                             ---           --------

Robert Howard                        73       Chairman of the Board and Director

Richard A. Williams                  62       Chief Executive Officer,
                                              Secretary, Vice Chairman of the
                                              Board and Director

Robert E. Verrando                   63       President, Chief Operating
                                              Officer and Director

Dr. Lawrence Howard                  44       Director

Harold N. Sparks                     75       Director

Bert DePamphilis                     64       Director

John W. Dreyer                       59       Director


     Robert Howard, a founder of the Company, has been Chairman of the Board of Directors since June 1988 and a director of the Company since September 1987. He served as President and Treasurer of the Company from October 1987 to June 1988. Mr. Howard, the founder of Howtek, Inc. ("Howtek"), a publicly-held company engaged in the manufacture of electronic prepress equipment, has served as Chairman of the Board of Howtek since August 1984. Mr. Howard served as the President of Howtek from August 1984 through November 1987 and as its Chief Executive Officer from August 1984 to December 1993. Mr. Howard, the inventor of the first impact dot matrix printer, was the founder of Centronics Data Computer Corporation ("Centronics"), a manufacturer of printers. Mr. Howard served as President and Chairman of the Board of Directors of Centronics from 1969 to April 1980, resigning from the Board of Directors of Centronics in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. In February 1994, Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the common stock of Howtek by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934.

     Richard A. Williams, has been Chief Executive Officer and Vice Chairman of the Board of the Company since February 1996. He has been Secretary of the Company since June 1988 and a director of the Company since November 1987. From June 1988 to February 1996 Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988 Mr. Williams served as Vice President of the Company, and served as Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics, where he was responsible for line matrix and laser printer development and introduction.

     Robert E. Verrando has been President and Chief Operating Officer of the Company since February 1996 and a director of the Company since November 1994. From October 1994 to February 1996 he served as an Executive Vice President of the Company. From July 1993 to October 1994, Mr. Verrando was employed as a consultant to the graphic arts industry. From October 1986 through July 1993, he was employed in a variety of executive positions with Compugraphic Corporation and Agfa Compugraphic/Agfa Division, Miles, Inc., most recently as Vice President and General Manager, Business Imaging Systems Group. From April 1981 to September 1986 he was employed as Vice President - Business Development of A.B. Dick Company.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993; served as President from June 1988 to November 1992; and was Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Ventures, LP., a limited partnership that has prepared an application to qualify as a small business investment company. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm. From July 1994 to July 1995 Dr. Howard was Senior Managing Director of Whale Securities Co. L.P., an NASD registered broker-dealer. From October 1992 through June 1994 Dr. Howard was President and Chief Executive Officer of LH Resources, Inc., a management and financial consulting firm. Dr. Howard is a director of Resurgence Properties, Inc., a public company engaged in investments in and management of real estate. Dr. Howard is the son of Robert Howard.

     Harold N. Sparks has been a director of the Company since February 1989. From 1971 to September 1995, Mr. Sparks was the President and Chief Executive Officer of Fashion Neckwear Co., Inc., a manufacturer of men's neckties. Mr. Sparks has acted as a consultant to Fashion Neckwear Co., Inc. since September 1995.

     Bert DePamphilis has been a director of the Company since June 1990. Mr. DePamphilis has been an independent consultant in the graphic arts industry since May 1995. From September 1994 through April 1995 he was a consultant to Applied Graphics Technology ("AGT"), the world's largest prepress service. Mr. DePamphilis was the founder of, and from 1976 through August 1994, served as a principal of PDR Royal, Inc., a color prepress service for advertising agencies and Fortune 100 companies that ceased independent operations when it became a division of AGT in September 1994.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer has been employed by Pitman Company ("Pitman"), the largest graphic arts and image supplier in the United States, since 1965. He has served as Pitman's President since 1977 and has also served as its Chief Executive Officer since 1978.

     Directors are elected annually by the stockholders. During the fiscal year ended December 28, 1996, the Board of Directors held four meetings which were attended by all of the directors except Mr. Sparks who was unable to attend two meetings. In addition, the Board took other action by unanimous written consents in lieu of a meeting. The Company does not have standing nominating or compensation committees of the Board of Directors or committees performing similar functions. The Company has an audit committee which supervises the audit and financial procedures of the Company. The audit committee is currently comprised of Messrs. Sparks and DePamphilis. The audit committee of the Board of Directors did not hold any formal meetings during the fiscal year ended December 28, 1996.

                               EXECUTIVE OFFICERS

     In addition to Richard A. Williams and Robert E. Verrando, the Company's executive officers are Frank G. Pensavecchia, Glenn J. DiBenedetto and Richard Loring. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Frank G. Pensavecchia, 62, has served as Senior Vice President-Engineering of the Company since October 1991 and was the Company's Vice President-Engineering from August 1988 to October 1991. From September 1987 to August 1988, Mr. Pensavecchia served as the Company's Director of Engineering. From October 1983 to September 1987, Mr. Pensavecchia served as Director of Laser Printing Engineering for Centronics.

     Glenn J. DiBenedetto, 47, has served as Chief Financial Officer of the Company since November 1990. Mr. DiBenedetto has been a principal with the firm of DiBenedetto & Company, P.A., certified public accountants, since July 1989. From 1984 to July 1989, Mr. DiBenedetto was a principal with the firm of Newton & DiBenedetto, P.A., certified public accountants. Under his arrangement with the Company, Mr. DiBenedetto engages in other activities and is not required to devote his full business time to the affairs of the Company.

     Richard Loring, 58, was elected as an Executive Vice President of the Company on April 21, 1997. From February 1996 until his appointment as an Executive Vice President, he served as a consultant to the Company. For more than fifteen years prior thereto, Mr. Loring served as Corporate Senior Manager of Polaroid Corp.

Legal Proceedings

     In addition to the action entitled Bill Berke, et al. v. Presstek, Inc. et al., referenced in the Company's Form 10-K for its fiscal year ended December 28, 1996, the following actions are pending in which certain of the Company's directors and executive officers have been named as defendants:

     On July 16, 1996, Richard Strauss commenced a derivative suit on behalf of the Company in the Court of Chancery of the State of Delaware, New Castle County, against Robert Howard, Lawrence Howard, Richard Williams, Robert Verrando, Bert DePamphilis and Harold Sparks. The plaintiff alleges that the defendants breached the fiduciary duties they each owed to the Company and its other stockholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the viability of the Company's "key" patent and its proprietary interest in its PEARL(R) technology, its failure to properly disclose the scope of the investigation by the Commission with respect to activities by certain unnamed persons and entities in connection with the securities of the Company, and its misstatement of its financial results for the first quarter of 1996, and that they used this information for their personal use by selling common stock of the Company at artificially inflated prices. The plaintiff also alleges that these actions by the defendants resulted in breaches of Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 promulgated thereunder, which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend. The plaintiff seeks to recover against the defendants, on behalf of the Company, unspecified damages allegedly sustained by the Company as a results of the defendants' alleged breaches of fiduciary duty, a return to the Company of all salaries and the value of other remuneration paid to the defendants by the Company during the time they were in breach of their fiduciary duties, and accounting of and/or constructive trust on the proceeds of defendants' trading activities in the Company's common stock and recovery of costs and disbursements of the action.

     On March 14, 1997, James P. Cassidy commenced a derivative suit on behalf of the Company in the United States District Court for the District of New Hampshire, against Robert Howard,

Lawrence Howard, Richard Williams, Robert Verrando, Bert DePamphilis, Harold Sparks and BDO Seidman, LLP. The plaintiff alleges that the individual defendants breached the fiduciary duties they each owed to the Company and its other stockholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the scope and viability of the Company's "key" patents and its proprietary interest in its PEARL(R) technology, causing the Company to issue false and misleading reports or failure to disclose material facts including a misstatement of earnings in the Company's financial statements for the year ending December 30, 1995, and for the first quarter ending March 30, 1996 as a result of the allegedly improper application of certain accounting principles relating to the tax benefits received upon exercise of certain stock options previously granted by the Company, and that they sold securities of the Company while they were in possession of material non-public information concerning the Company. The plaintiff also alleges that these actions by the individual defendants constituted violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend, and also constituted gross negligence and breaches of these defendants' contractual obligations to the Company. The plaintiff also alleges that BDO Seidman, LLP negligently permitted the Company to issue financial statements for 1995 and the first quarter of 1996 that were prepared in violation of recognized accounting procedures. The plaintiff seeks to recover against the defendants, on behalf of the Company, unspecified damages allegedly sustained by the Company as a result of the defendants' actions as alleged, and recovery of costs, disbursements, and fees of attorneys and experts by the plaintiff.

     The Company intends to vigorously defend all of the foregoing actions.


                             EXECUTIVE COMPENSATION

     The following table discloses the compensation for the person who served as the Company's principal executive officer during the fiscal year ended December 28, 1996 and for the only other executive officers of the Company whose salaries exceeded $100,000 for the Company's fiscal year ended December 28, 1996 (the
"Named Executives"). The number of securities underlying options has been adjusted to give retroactive effect to the five-for-four split of the Company's Common Stock effected in the form of a 25% stock dividend in September 1994 and the two-for-one Common Stock split effected in the form of a 100% stock dividend in May 1995.

                           Summary Compensation Table

                                                                                            Long-Term
                                                               Annual                     Compensation
                                                            Compensation                     Awards
                                                            ------------                     ------
                                                                                           Securities
Name and Principal                                             Salary                      Underlying
     Position                           Year                     ($)                       Options (#)
------------------                      ----                    -----                      -----------
Richard A. Williams                     1996                   153,000                        20,000
Chief Executive Officer                 1995                   134,000                           --
                                        1994                   125,000                        40,000


Robert E. Verrando                      1996                   179,000                        20,000
President and Chief                     1995                   179,000                           --
Operating Officer                       1994                    28,000                       100,000


Frank G. Pensavecchia                   1996                   137,000                        20,000
Senior Vice President -                 1995                   114,000                           --
Engineering                             1994                   105,000                        40,000


     No  stock  options  were  granted  in  fiscal  1995  to any  of  the  Named
Executives.

     The following table provides information with respect to individual stock options granted during fiscal 1996 to each of the Named Executives.

                        Option Grants in Last Fiscal Year

                                Individual Grants

                                                                                                   Potential Realizable
                                                      % of                                           Value at Assumed
                                                      Total                                           Annual Rates of
                                                    Options                                              Stock Price
                                  Shares           Granted to                                         Appreciation for
                                Underlying         Employees       Exercise                            Option Term (1)
                                  Options          in Fiscal        Price     Expiration         --------------------------
         Name                   Granted (#)         Year (2)        ($/sh)        Date             5%($)             10%($)
         ----                   -----------         --------        ------        ----            ------             ------
Robert E. Verrando               20,000(3)             6.4          $71.00       12/2/01         $392,320           $866,924
Richard A. Williams              20,000(3)             6.4          $71.00       12/2/01         $392,320           $866,924
Frank G. Pensavecchia            20,000(3)             6.4          $71.00       12/2/01         $392,320           $866,924
----------------------------------------------------------------------------------------------------------------------------

----------------------

(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in fiscal 1996 under the Company's 1988, 1991, and 1994 stock option plans.

(3) Non-qualified stock options; all options were granted under the 1994 Stock Option Plan and became exercisable on the date of grant, December 2, 1996.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of December 28, 1996, and the options exercised by the Named Executive Officers during the fiscal year ended December 28, 1996.

       Aggregated Option Exercises for Fiscal Year-Ended December 28, 1996
                        and Fiscal Year-End Option Values


                                                            Number of Securities Underlying              Value of Unexercised
                                                                 Unexercised Options                     In-the-Money Options
                                                                 at December 28, 1996                   at December 28, 1996*
                                                                 --------------------                   ---------------------

                               Shares
                              Acquired         Value
         Name                on Exercise      Realized+     Exercisable      Unexercisable          Exercisable        Unexercisable
         ----                -----------      ---------     -----------      -------------          -----------        -------------
Richard A. Williams            50,000        $3,700,526       122,500           12,500             $6,651,750           $  724,375
Robert E. Verrando             10,000        $  966,563        55,000           55,000             $1,940,000           $2,970,000
Frank G. Pensavecchia          17,500        $1,701,094        92,500           12,500             $4,667,750           $  724,375

----------

     + Value realized represents the positive spread between the exercise price of such options and the market value of the Common Stock on date of exercise.

     * Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock which was $73.50 on December 27, 1996.

Compensation of Directors

     Directors received no cash compensation for serving on the Board during the year ended December 28, 1996. However, during such year, the Company paid Mr. Robert Howard, the Chairman of the Board, $125,000 for consulting services rendered to the Company. In addition, in December 1996, Mr. Howard was granted a five-year option under the Company's 1994 Plan (defined below) to purchase 20,000 shares of Common Stock at $71.00 per share.

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Robert Howard or Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common Stock at fair market value upon first becoming a director and, thereafter, an annual grant, in January of each year, of 2,500 options at fair market value. In 1996, Messrs. DePamphilis and Sparks received options to purchase 2,500 shares each of Common Stock under the Director Plan.

     Since joining the Board in February 1996, in addition to the grants of five-year options to purchase 7,500 shares of Common Stock that he received pursuant to the Director Plan, Mr. Dreyer has been granted under the 1994 Plan options to purchase 5,000, 2,500, and 10,000 shares of Common Stock, respectively, at exercise prices of $94.75, $99.25, and $70.25, respectively.

     Under each of the Company's 1988 Stock Option Plan ("1988 Plan"), 1991 Stock Option ("1991 Plan") and 1994 Stock Option Plan ("1994 Plan"), directors who are not employees of the Company (other than directors who are members of the Stock Option Committee of the particular plan) are eligible to be granted nonqualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options or nonqualified options under such plans. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest may be in any year is limited by the Internal Revenue Code of 1986, as amended. As of February 25, 1997, there were 4,382 shares of Common Stock available for grant under the 1988 Plan, 6,016 shares of Common Stock available for grant under the 1991 Plan, 224,976 shares available for grant under the 1994 Plan and 85,000 shares of Common Stock available for grant under the Director Plan.


Employment Arrangements

     The Company has an employment agreement with Mr. Richard A. Williams, which provides for an annual salary which is subject to periodic review by the Company's Board of Directors. The employment agreement expires on March 31, 1998, and contains certain non-disclosure provisions. Effective January 1997, the Board increased Mr. Williams' annual salary to $175,000.


Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

     The Company does not have a Compensation Committee of its Board of Directors. Decisions as to compensation are made by the Company's Board of
Directors. Mr. Richard A. Williams, and Mr. Robert E. Verrando, in their capacity as a director, each participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended December 28, 1996. During the fiscal year ended December 28, 1996, none of the executive officers of the Company has served on the Board of Directors or the compensation committee of any other entity, any of whose officers has served on the Board of Directors of the Company.


Report on Executive Compensation

     As noted above, there is no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by Robert Howard, Chairman of the Board. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Sparks and DePamphilis, for each of the 1991 and 1994 Plans, which has made grants under, and has administered, the 1991 and 1994 Plans.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The salary of Richard A. Williams, the Company's Chief Executive Officer, is fixed annually by the Board of Directors pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's 1988, 1991 and 1994 Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No stock options were granted to executive officers of the Company during the fiscal year ended December 28, 1996 except for five-year non-qualified options to purchase 20,000 shares of the Company's Common Stock at $71.00 per share which were granted to each of Messrs. Williams, Verrando and Pensavecchia in December 1996.

     During 1996, the Company earned approximately $7,120,000 on revenues of approximately $48,627,000, compared to earnings of approximately $2,860,000 on revenues of approximately $27,611,000 in 1995.

         Robert Howard
         Richard A. Williams
         Robert E. Verrando
         Dr. Lawrence Howard
         Harold N. Sparks
         Bert DePamphilis
         John W. Dreyer

Stock Performance Graph

     The following line graph compares, from January 1, 1992, through December 28, 1996, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on January 1, 1992, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of companies in the Standard Industrial Classification's printing trades machinery and equipment industry group. These companies are: AM International Inc., Baldwin Technology Company, Inc., Champion Industries, Inc., Check Technology Corp., Indigo N.V., Lasermaster Technology, NUR Advanced Technology Limited,
Scitex Corporation Ltd., Stevens International, Inc. and Xeikon N.V. Historic stock price is not necessarily indicative of future stock price performance.



                     1/1/92            12/31/92          12/31/93             12/31/94           12/30/95           12/28/96
                     ------            --------          --------             --------           --------           --------

Presstek            $100.00             $94.74            $117.89             $265.79             $994.74           $773.68
Inc.

Peer Group          $100.00            $114.98             $76.15              $73.07              $55.95            $36.85
Index

NASDAQ              $100.00             100.98            $121.13             $127.17             $164.96           $204.98
Market
Index


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all executive officers and directors as a group:

                                   Amount and Nature                Percentage
     Name of                         of Beneficial                of Outstanding
Beneficial Owner (1)                 Ownership (2)                 Shares Owned
--------------------               -----------------              -------------

Robert Howard                           1,370,724(3)                   8.7
Dr. Lawrence Howard                     1,354,326(4)                   8.7
Richard A. Williams                       331,400(5)                   2.1
Robert E. Verrando                        55,000(6)                    (7)
Harold N. Sparks                           47,900(8)                   (7)
Bert DePamphilis                           16,050(9)                   (7)
Frank Pensavecchia                       105,000(10)                   (7)
John W. Dreyer                            22,500(11)                   (7)
John C. Oxley                        997,300(12)(13)                   6.5
Thomas E. Oxley                      806,700(12)(14)                   5.2
Charles C. Killin                    813,200(12)(15)                   5.3

All executive officers
and directors as a
group (ten persons)                    3,309,900(16)                  20.1


----------
(1) The address of Dr. Lawrence Howard is 120 East End Avenue, New York, New York 10028. The address of Robert Howard is 303 East 57th Street, New York, New York 10022.

(2) The Company believes that except as set forth herein, all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes options to purchase 279,000 shares of Common Stock held by Mr. Howard which are currently exercisable. Also includes 12,000 shares owned by Mr. Howard's wife. Does not include shares owned by the son of Mr. Howard's wife, with respect to which Mr. Howard disclaims any beneficial interest.

(4) Includes options to purchase 131,500 shares of Common Stock held by Dr. Howard which are currently exercisable. Also includes 17,500 shares owned by Dr. Howard's wife, 26,892 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children and 22,500 shares owned by Dr. Howard as custodian for his children.

(5) Includes options to purchase 122,500 shares of Common Stock held by Mr. Williams which are currently exercisable. Also includes 11,000 shares owned by Mr. Williams' wife. Does not include shares owned by Mr. Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

(6) Represents shares issuable upon exercise of options held by Mr. Verrando which are currently exercisable.

(7)  Less than 1%.

(8) Includes options to purchase 13,750 shares of Common Stock held by Mr. Sparks which are currently exercisable.

(9) Includes options to purchase 13,750 shares of Common Stock held by Mr. DePamphilis which are currently exercisable.

(10) Includes options to purchase 92,500 shares of common stock held by Mr. Pensavecchia which are currently exercisable.

(11) Represents shares issuable upon exercise of options held by Mr. Dreyer which are currently exercisable.

(12) The information with respect to the securities ownership of Messrs. John C. Oxley, Thomas E. Oxley, and Charles C. Killin has been derived from their respective Schedules 13-D as filed with the Securities and Exchange Commission.

(13) Represents 19,600 shares of Common Stock held by Mr. Oxley, individually; 750,700 shares of Common Stock held by Mr. Oxley as a co-executor of the estate of John T. Oxley (the "Oxley Estate"); 171,000 shares of Common Stock held by Mr. Oxley as a co-trustee of the Oxley Foundation; and 56,000 shares of Common Stock held of record by Boca Polo, Inc. ("Boca Polo") a Nevada corporation. Mr. Oxley is owner of 50% of the outstanding shares of Boca Polo. The address of Mr. John C. Oxley is One West 3rd Street, Williams Center Tower I, Suite 1300, Tulsa, OK 74103.

(14) Represents 750,700 shares of Common Stock held by the Oxley Estate, of which Mr. Oxley is a co-executor; and 56,000 shares of Common Stock held of record by Boca Polo. Mr. Oxley is a director and owner of 50% of the outstanding shares of Boca Polo. The address of Mr. Thomas E. Oxley is One West 3rd Street, Williams Center Tower I, Suite 1305, Tulsa, OK 74103.

(15) Represents 750,700 shares of Common Stock held by Mr. Killin as a co-executor of the Oxley Estate; 43,500 of Common Stock held by Mr. Killin as the trustee of the Mary Jane Tritsch Trust dated September 3, 1952; and 19,000 shares of Common Stock held by Mr. Killin as the trustee of the Thomas E. Oxley Trust dated September 3, 1952. The address for Mr. Killin is 15 East 5th Street, Suite 2400, Tulsa, OK 74103.

(16) Includes options to purchase 279,000,  131,500,  122,500,  55,000,  92,500,
     13,750, 13,750, 22,500, and 7,000 shares held by Robert Howard, Dr. Lawrence Howard, Richard A. Williams, Robert E. Verrando, Frank Pensavecchia, Bert DePamphilis, Harold Sparks, John W. Dreyer, and Glenn J. DiBenedetto, respectively, which are currently exercisable. Does not include options to purchase 12,500, 55,000, 12,500, 2,500, 2,500, and 2,500 shares of Common Stock held by Richard A. Williams, Robert E. Verrando, Frank Pensavecchia, Harold Sparks, Bert DePamphilis and John W. Dreyer, respectively, none of which are exercisable within 60 days from the Record Date. Also does not include options to purchase 50,000 shares of Common Stock which are not exercisable within 60 days of the Record Date granted to Richard Loring, who was appointed as an executive officer of the Company on April 21, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid Mr. Robert Howard, its Chairman of the Board, $125,000 for consulting services provided to the Company during 1996. In addition, the Company paid Mr. Howard $35,513 as a tenant-at-will sublessee of certain offices from Mr. Howard.

     During the year ended December 28, 1996, the Company purchased equipment from Howtek totaling $53,721. Mr. Robert Howard, is the Chairman of the Board of Directors and a principal stockholder of Howtek, and the father of Dr. Lawrence Howard. Dr. Howard currently serves as a director to the Company.

     During 1996, the Company recorded sales of equipment and consumables to Pitman of $3,379,000, and had accounts receivable from Pitman of $2,279,000 at December 28, 1996. John Dreyer, who has been a director of the Company since February 1996, is Pitman's President and Chief Executive Officer.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 28, 1996. As has been the practice in previous years, the auditors who will examine and report upon the financial statements of the Company for the fiscal year ending January 3, 1998 will be appointed prior to commencement of the audit. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     On December 28, 1995, the Company dismissed Deloitte & Touche LLP ("Deloitte & Touche") as its principal independent accountant.

     Neither of Deloitte & Touche's reports on the financial statements of the Company for the fiscal years ended December 31, 1994 or December 31, 1993 contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles (except for the change in the method of accounting for debt and equity securities effected January 1, 1994, to conform to SFAS No. 115).

     The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

     It is the Company's opinion that during the fiscal years ended December 31, 1994 and December 31, 1993 and during the period from January 1, 1995 through December 28, 1995, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable event. Deloitte & Touche, however, has advised the Company that it considers the following item to be a disagreement:

     During the course of its audit of the Company's financial statements for the fiscal year ended December 31, 1994 the Company notified Deloitte & Touche that:

     The Company has been advised that the Securities and Exchange Commission (the "Commission") has entered a formal order of private investigation with respect to certain activities by certain unnamed persons and entities in connection with the securities of the Company. In that connection, the Company has received a subpoena duces tecum requesting it to produce certain documents and has complied with the request. The Company has not been advised by the Staff of the Commission that the Staff intends to recommend to the Commission that it initiate a proceeding against the Company in connection with the foregoing investigation.

     Management of the Company initially proposed to include disclosure of this matter under Item 5, Market for the Registrant's Common Equity and Related Stockholder Matters, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 10-K"), while declining to include parallel disclosure in the notes to the Company's financial statements included in the 1994 10-K.

     Deloitte & Touche advised the Company that "Because of the potential significance of such an investigation to the readers of the Company's financial statements we [Deloitte & Touche] concluded that generally accepted accounting principles and Rule 4- 01 of Securities and Exchange Commission Regulation S-X require that disclosure of this matter be included in the notes to the Company's financial statements. The disclosure was included as Note 11, Other Information, to the financial statements."

     As noted above, the disclosure of the investigation was included in the notes to the Company's financial statements included in the 1994 10-K.

     The issue of the disclosure of the Commission's investigation in the Company's financial statements was discussed with the engagement partner of Deloitte & Touche and certain members of the Company's Board of Directors and the Company's Chief Financial Officer.

     The Company authorized Deloitte & Touche to respond fully to any inquiries the successor accountant engaged by the Company may have concerning the above matters.

     On January 11, 1996, the Company engaged BDO Seidman, LLP as its principal independent accountants to audit and report on the financial statements of the Company for the fiscal year ended December 30, 1995. Prior to engaging BDO Seidman, LLP neither the Company, nor anyone acting on its behalf consulted with it regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, neither the Company nor anyone acting on its behalf consulted with BDO Seidman, LLP with respect to any matters that were the subject of a disagreement (as defined in paragraph 304(a)(1)(v) of Regulation S-K) except that in connection with the preparation's of the 1994 10-K counsel for the Company had general discussions with a partner at BDO Seidman, LLP with respect to the need to disclose the investigation by the Commission of certain activities of certain persons and entities in the securities of the Company in the financial statements included in the 1994 10-K, as was the position of the Company's former auditors, even though disclosure of the investigation was to be included in the non-financial portion of the 1994 10-K. No conclusion was expressed by the partner at BDO Seidman, LLP with respect to the matter.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1998 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 23, 1997 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 28, 1996 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 PRESSTEK, INC.
                              8-9 COMMERCIAL STREET
                           HUDSON, NEW HAMPSHIRE 03051
                        ATTENTION: JENNIFER MCKAY TARDIF

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     We would appreciate it if registered stockholders will give us advance notice of their plans to attend the Annual Meeting Annual Meeting by marking the appropriate box provided on the enclosed proxy card.

                                                     By order of the Board
                                                     of Directors,

                                                      Robert Howard
                                                     Chairman of the Board
April 23, 1997

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints RICHARD A. WILLIAMS and ROBERT E. VERRANDO, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Presstek, Inc. on Friday, May 30 1997, at 55 Executive Drive, Hudson, New Hampshire or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.       ELECTION OF DIRECTORS:

         |_|      FOR all nominees listed below
         (except as marked to the contrary below).

         |_|      WITHHOLD AUTHORITY
         to vote for all nominees listed below.

              Robert Howard, Richard A. Williams, Robert E. Verrando, Dr. Lawrence Howard, Harold N. Sparks, Bert DePamphilis and John W. Dreyer


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1997


                                       Please  sign   exactly  as  name  appears
                                       hereon.  When  shares  are  held by joint
                                       tenants,  both should sign.  When signing
                                       as  attorney,  executor,   administrator,
                                       trustee  or  guardian,  please  give full
                                       title as such. If a  corporation,  please
                                       sign in full  corporate name by President
                                       or  other   authorized   officer.   If  a
                                       partnership, please sign in partnership name by authorized person.


                                       _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature if held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.


Please  indicate   whether  or  not  you  will  attend  the  Annual  Meeting  of
Stockholders by marking the appropriate box below.

I |_| will |_| will not attend the Annual Meeting.